Exhibit (r)(1)
USQ Core Real Estate Fund

CODE OF ETHICS

1. BACKGROUND

USQ Core Real Estate Fund (the "Fund") has adopted this code of ethics (the "Code") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").  Rule 17j-1 also requires the Fund's investment adviser, Union Square Capital Partners, LLC ("Advisor") and its principal underwriter ("Distributor")1 to adopt a written code of ethics, which code must be approved by the Board of Trustees of the Fund (the "Board"), and to report to the Board any issues arising under the code.  The Board may only approve a code of ethics after it has made a determination that the code of ethics contains provisions designed to prevent Access Persons (defined below) from engaging in certain conduct prohibited by Rule 17j-1.  In addition, Investment Personnel (defined below) are subject to pre-approval procedures with respect to their investment in securities offered through an Initial Public Offering (defined below) or Limited Offering (defined below).

To meet the requirements of Rule 17j-1, the Code includes a procedure for detecting and preventing material trading abuses and requires Access Persons to report personal securities transactions on an initial, quarterly, and annual basis (the "Reports").  The Fund's Chief Compliance Officer ("CCO") shall receive and review Reports submitted in accordance with Section 4 below and report to the Board any violations of the Code in accordance with Section 11 below.  If an Access Person is also subject to the code of ethics of the Advisor, or Distributor, such Access Person may submit Reports pursuant to such code of ethics, rather than to the CCO pursuant to this Code, so long as such code of ethics complies with Rule 17j-1 and, if applicable, Rule 204A-1 under the Investment Advisers Act of 1940, and the CCO is provided with copies of such Reports promptly upon request.  The CCO shall review the Advisor's and Distributor's Codes of Ethics and any amendments thereto.

2. DEFINITIONS

Access Person.  (i) Any Advisory Person of the Fund or of the Fund's Advisor; and (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities; or (iii) any other person designated by the CCO, in his or her discretion, to be an Access Person.

1 However, see the exception set forth in Section 6(a) of the Code.

Advisory Person.  (i) Any director, trustee, officer, general partner or employee of the Fund or the Advisor (or of any company in a control relationship to the Fund or Advisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or to the Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

Control.  Has the same meaning as in Section 2(a)(9) of the 1940 Act.

Covered Security.  A security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by open-end investment companies registered under the 1940 Act.

Initial Public Offering. An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel.  (i) Any employee of the Fund or the Advisor (or of any company in a control relationship to the Fund or Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund or the Advisor and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

Limited Offering. An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) or Section 4(a)(5) of the Securities Act of 1933, or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933 (e.g., private placements).

Purchase or Sale of a Covered Security.  Includes, among other things, the writing of an option to purchase or sell a Covered Security.

Security Held or to be Acquired.  Means (i) any Covered Security that, within the most recent 15 days, is or has been held by the Fund or is being or has been considered by the Fund or the Advisor for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

Automatic Investment Plan.  A program in which the regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation and includes a dividend reinvestment plan. However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan is not considered to be under the Automatic Investment Plan.

3. GENERAL PROHIBITIONS UNDER THE RULE

Rule 17j-1 prohibits fraudulent activities by affiliated persons of the Fund, Advisor, or the Distributor. Specifically, it is unlawful for any of these persons, in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by the Fund, to:

(a)	employ any device, scheme or artifice to defraud the Fund;

(b)
make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(c)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(d)	engage in any manipulative practice with respect to the Fund.

4. ACCESS PERSON REPORTS

All Access Persons are required to submit the following reports to the CCO for themselves and any immediate family member residing at the same address.  The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the CCO.

(a) Initial Holdings Report.  No later than ten days after becoming an Access Person (and the information must be current as of a date no more than 45 days prior to becoming an Access Person), each Access Person must report the following information:

(1)
the title and type of security, number of shares and principal amount, and, as applicable, the exchange ticker symbol or CUSIP number, of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(2)
the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(3)	the date the report is submitted by the Access Person.

A form of the Initial Holdings Report is attached as Exhibit 1.

(b)	Quarterly Transaction Reports. No later than thirty days after the end of each calendar quarter, each Access Person must report the following information:

(1)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(i)
the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount, and, as applicable, the exchange ticker symbol or CUSIP number, of each Covered Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or another type of acquisition or disposition);

(iii)	the price of the Covered Security at which the transaction was effected;

(iv)	the name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	the date that the report is submitted by the Access Person.

(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(i)	the name of the broker, dealer or bank with whom the Access Person established the account;

(ii)	the date the account was established; and

(iii)	the date that the report is submitted by the Access Person.

A form of the Quarterly Transaction Report is attached as Exhibit 2.

(c) Annual Holdings Reports. Annually, the Access Person must report the following information (and the information must be current as of a date no more than 45 days before the report is submitted):

(1)
the title, number of shares and principal amount, and, as applicable, the exchange ticker symbol or CUSIP number, of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(2)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the Annual Holdings Report is attached as Exhibit 1.

5. DUPLICATE COPIES OF STATEMENTS

In addition to the reporting requirements of Section 4 above, every Access Person shall direct his or her brokers to supply to the CCO, on a timely basis, duplicate copies of all beneficial securities transactions and copies of periodic statements for all securities accounts in which such Access Person has a beneficial ownership interest. It is the responsibility of the Access Person to make sure that his or her broker does in fact send to the CCO the duplicate confirmations and the duplicate statements. The confirmations and statements will be maintained in strictest confidence in the files of the CCO.

6.  EXCEPTIONS TO CODE OF ETHICS AND REPORTING REQUIREMENTS

(a) Principal Underwriter. A principal underwriter to the Fund is not required to adopt a code of ethics pursuant to Rule 17j-1 unless (i) the principal underwriter is an affiliated person of the Fund or of any investment adviser to the Fund or (ii) an officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of any investment adviser to the Fund.  In addition, an Access Person of the Fund's principal underwriter is not required to make any Reports if the principal underwriter:

(1)	is not an affiliated person of the Fund or any investment adviser to the Fund.

(2)	has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser to the Fund.

(b)	Independent Trustee. A Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act (an "Independent Trustee") is not required to:

(1)	file an Initial Holdings Report or Annual Holdings Report; and

(2)
file a Quarterly Transaction Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

(c)	No person shall be required to make any Reports with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

(d)	No person shall be required to file a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

7. PRE-APPROVAL OF CERTAIN TRANSACTIONS

Investment Personnel of the Fund and of the Advisor must obtain approval from the CCO before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or Limited Offering.

8.  BLACKOUT PERIODS; SHORT TERM TRADING

(a)
No Access Person may execute a securities transaction on a day during which the Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition, no Access Person may purchase or sell any securities which were purchased or sold by the Fund within seven (7) days of the purchase or sale of the security by the Fund. Any profits realized on trades within the proscribed periods are required to be disgorged.

(b)	No Access Person may sell any security which was originally purchased within the previous sixty (60) days. Any profits realized on such short-term trades are required to be disgorged.

9.  GIFTS

No Access Person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

10. SERVICE AS DIRECTOR

No Access Person shall serve on the board of directors of a publicly traded company, unless the access person receives prior authorization from the CCO based upon a determination that the board service would be consistent with the interests of the Fund. In the event the board service is authorized, Access Persons serving as directors must be isolated from those making investment decisions by a "Chinese wall."

11.	ADMINISTRATION OF THE CODE OF ETHICS -- REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

(a)	Each of the Fund and the Advisor must use reasonable diligence and institute procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

(b)	The CCO shall identify all Access Persons who are required to make Reports to the Fund and inform such persons of such obligation. Any failure by the CCO to notify any person of his or her obligations under this Code shall not relieve such person of his or her obligations.

(c)	The CCO shall circulate the Code and receive an acknowledgement from each Access Person that the Code has been read and understood.

(d)
The CCO shall compare all Reports with completed and contemplated portfolio transactions of the Fund to determine whether a possible violation of the Code and/or other applicable trading policies and procedures may have occurred.

(e)	No Access Person shall review his or her own Reports. The CCO shall appoint an alternate to review his or her Reports if the CCO is also an Access Person.

(f)
On an annual basis, each of the Fund, the Advisor, and Distributor, shall submit to the Board a written report (i) describing any issues arising under its code of ethics or its underlying procedures, including information about any material violations of the code or procedures and any sanctions imposed in response to such violations and (ii) certifying that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its code of ethics.

12. SANCTIONS

Any violation of this Code shall be subject to the imposition of such sanctions by the CCO or the Board as may be appropriate under the circumstances to achieve the purpose of Rule 17j-1, including, but not limited to: (1) written reprimand; (2) reversal of the trade; (3) restitution of a particular amount of money to the Fund; (4) suspension from employment; and/or (5) termination from employment.

13. RECORDKEEPING REQUIREMENTS

In accordance with Rule 17j-1, the Fund shall maintain records at its principal place of business in the manner and to the extent set forth below:

(a)	A copy of each code of ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place.

(b)
A record of any violation of the code of ethics and of any action taken as a result of the violation must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation.

(c)
A copy of each report made by an Access Person, including any information provided in lieu of the reports, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible.

(d)
A record of all persons, currently or within the past five years, who are or were required to make reports, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

(e)	A copy of each annual report to the Board must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(f)
A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities offered in an Initial Public Offering or a Limited Offering, must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

Adopted ___________, 2017

Exhibit 1
Initial Holdings Report & Annual Holdings Report
(Complete initial within ten days of becoming an Access Person)
(Information current within 45 days of becoming Access Person and of submitting annual Report)

Date: ______________________________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements.

1.  HOLDINGS
Name and Type of Covered Security	Ticker Symbol or CUSIP	Number of Shares and Principal Amount

2. BROKERAGE ACCOUNTS
Name of Institution and Account Holders' Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Reviewed:_________________________________________
(Chief Compliance Officer signature)

Date:_____________________________________________

Exhibit 2

Quarterly Transaction Report
(Submit within thirty days of the quarter-end)

Date: ______________________________

Note:  In lieu of this Report, you may submit duplicate copies of your brokerage statements.

1.  TRANSACTIONS
Name of Covered Security	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase Price	Date of Transaction

2.  BROKERAGE ACCOUNTS OPENED DURING QUARTER
Name of Institution and Account Holders' Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Reviewed: ________________________________________________
(Chief Compliance Officer signature)

Date: ____________________________________________________

Exhibit 3
Access Person Certification

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of USQ Core Real Estate Fund Code of Ethics.

By:
Name:
Title:
Organization:
Date: